Exhibit 99.1
FOR IMMEDIATE RELEASE

CONTACTS:

Doni Fordyce
L-1 Identity Solutions
203-504-1109
dfordyce@L1ID.com

Steve Lipin
Brunswick Group
212-333-3810


          L-1 IDENTITY SOLUTIONS TO REPORT FOURTH QUARTER AND FULL YEAR
                   2008 FINANCIAL RESULTS ON FEBRUARY 11, 2009

           Company Elaborates on Full Year 2008 Financial Expectations

STAMFORD, CT. January 9, 2009 -- L-1 Identity Solutions, Inc. (NYSE: ID), a leading provider of identity solutions and services, will report financial results for the fourth quarter and full year ended December 31, 2008 before the market opens on February 11, 2009. A conference call will follow at 11:00 a.m.
(ET) on the same day to discuss operating results.

Subject to completion of the Company's year-end audit process, preliminary expectations are that revenue for the full year ended December 31, 2008 is expected to be approximately $570.0 million and adjusted EBITDA will be in the range of $82.0 - $85.0 million.

As previously disclosed, the Company is evaluating non-cash charges associated with goodwill and intangible assets.

The fourth quarter and full year 2008 conference call will be available live over the Internet at the investor relations section of the L-1 website at www.L1ID.com. To listen to the conference call, please dial (888) 562-3356 using the passcode 80518308. For callers outside the U.S., please dial (973) 582-2700 with the passcode 80518308. A recording of the conference call will be available starting two hours after the completion of the call. To access the replay, please dial (800) 642-1687 and use passcode 80518308. To access the replay from outside the U.S., dial (706) 645-9291 and use passcode 80518308.

ABOUT L-1 IDENTITY SOLUTIONS

L-1 Identity Solutions, Inc. (NYSE: ID), together with its portfolio of companies, offers a comprehensive set of products and solutions for protecting and securing personal identities and assets. Leveraging the industry's most advanced multi-modal biometric platform for finger, face and iris recognition,


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our solutions provide a circle of trust around all aspects of an identity and the credentials assigned to it -- including proofing, enrollment, issuance, usage and access control. Our convenient and secure fingerprinting service centers process civilian enrollment and credentialing for U.S. and Canadian government-licensed jobs and we offer a diverse set of government security consulting services that encompass the most important areas of security and intelligence in the U.S. today. With the trust and confidence in individual identities provided by L-1 Identity Solutions, government entities, law enforcement and border management agencies, and commercial enterprises can better guard the public against global terrorism, crime and identity theft fostered by fraudulent identity. L-1 Identity Solutions is headquartered in Stamford, CT. For more information, visit www.L1ID.com

ADJUSTED EBITDA

L-1 Identity Solutions uses Adjusted EBITDA as a non-GAAP financial performance measurement. Adjusted EBITDA is calculated by adding back to net income (loss) interest, income taxes, depreciation, amortization, and stock- based compensation expense. Adjusted EBITDA is provided to investors to supplement the results of operations reported in accordance with GAAP. Management believes Adjusted EBITDA is useful to help investors analyze the operating trends of the business before and after the adoption of SFAS 123 ( R ) and to assess the relative underlying performance of businesses with different capital and tax structures. Management believes that Adjusted EBITDA provides an additional tool for investors to use in comparing L-1 Identity Solutions financial results with other companies in the industry, many of which also use Adjusted EBITDA in their communications to investors. By excluding non-cash charges such as amortization, depreciation and stock-based compensation, as well as non-operating charges for interest and income taxes, investors can evaluate the Company's operations and can compare its results on a more consistent basis to the results of other companies in the industry. Management also uses Adjusted EBITDA to evaluate potential acquisitions, establish internal budgets and goals, and evaluate performance of its business units and management.

L-1 Identity Solutions considers Adjusted EBITDA to be an important indicator of the Company's operational strength and performance of its business and a useful measure of the Company's historical and prospective operating trends. However, there are significant limitations to the use of Adjusted EBITDA since it excludes interest income and expense and income taxes, all of which impact the Company's profitability, as well as depreciation and amortization related to the use of long term assets which benefit multiple periods. L-1 Identity Solutions believes that these limitations are compensated by providing Adjusted EBITDA only with GAAP net income (loss) and clearly identifying the difference between the two measures. Consequently, Adjusted EBITDA should not be considered in isolation or as a substitute for net income (loss) presented in accordance with GAAP. Adjusted EBITDA as defined by the Company may not be comparable with similarly named measures provided by other entities. No reconciliation is provided for pro forma Adjusted EBITDA for the year ending on December 31, 2008 assuming the acquisition of Digimarc, since it is not practicable to estimate the corresponding reconciling items or pro forma net income.


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FORWARD LOOKING STATEMENTS

This announcement contains forward-looking statements that involve risks and uncertainties. Forward-looking statements in this press release and those made from time to time by L-1 Identity Solutions through its senior management are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect the Company's current views based on management's beliefs and assumptions and information currently available. Forward-looking statements concerning future plans or results are necessarily only estimates, and actual results could differ materially from expectations. Certain factors that could cause or contribute to such differences are described in the Securities and Exchange Commission filings of L-1 Identity Solutions, Inc., including its Form 10-K for the year ended December 31, 2007 and its Form 10-Q for the quarterly period ended September 30, 2008. L-1 Identity Solutions expressly disclaims any intention or obligation to update any forward-looking statements.

ID-L


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